Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of Oressa Limited of our report dated June 22, 2015 relating to the financial statements of the Ardagh Metal Packaging Business, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
Dublin, Ireland
October 13, 2015